UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) August 1, 2006



                           GENERAL MOTORS CORPORATION
                           --------------------------
             (Exact Name of Registrant as Specified in its Charter)



            STATE OF DELAWARE                  1-143           38-0572515
            -----------------                  -----           ----------
        (State or other jurisdiction of     (Commission     (I.R.S. Employer
        Incorporation or Organization)      File Number)   Identification No.)

      300 Renaissance Center, Detroit, Michigan                 48265-3000
      -----------------------------------------                 ----------
      (Address of Principal Executive Offices)                  (Zip Code)



      Registrant's telephone number, including area code (313) 556-5000
                                                         --------------








================================================================================

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

General Motors Corporation ("GM" or "General Motors") today announced that it had revised its reported results for the second quarter of 2006; its previously announced adjusted earnings are not affected. On July 26, 2006, GM reported a net loss of $3.2 billion or $5.62 per share, and adjusted earnings, excluding special items, of $1.2 billion or $2.03 per share, a significant improvement from the year-ago adjusted loss of $231 million or $0.41 per share.

GM's reported net loss for the quarter has been increased by $200 million, or $0.35 per share, to $3.4 billion or $5.97 per share. The increase in the reported net loss is attributable to the estimated tax provision related to the loss from the announced sale of 51% of GM's interest in GMAC to a consortium of investors (the "GMAC Transaction"). The previously estimated after-tax charge of $490 million has been increased to $690 million as the tax provision from the GMAC Transaction was adjusted to reflect differences in book value and tax basis at several GMAC subsidiaries.

The tax increase does not result in a current cash expense to either GM or GMAC. General Motors may adjust the estimated loss on sale from the GMAC Transaction each quarter until closing due to potential changes in the other comprehensive income adjustment, such as mark-to-market valuation, as well as other factors.


Item 8.01  Other Events

On July 28, 2006, the Federal Deposit Insurance Corporation (the "FDIC") announced a six-month moratorium on the acceptance of, or final decisions on, notices filed under the Change in Bank Control Act with regard to industrial loan companies ("ILCs"). In connection with the GMAC Transaction, the consortium and its members have submitted such notices with respect to GMAC's ILC, GMAC Automotive Bank. GM and GMAC are currently evaluating the effect of the FDIC's action on these pending notices, but it appears that the timing of any approval of the notices is likely to be affected by the moratorium. Since FDIC approval of the Change in Bank Control Act notices with regard to GMAC Automotive Bank is a condition to closing the GMAC Transaction, GM and GMAC are now working with the consortium to consider ways to try to avoid delaying the targeted closing date until 2007.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  August 1, 2006                By:  /s/PAUL W. SCHMIDT
                                     ---  ------------------
                                          (Paul W. Schmidt, Controller)